EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     Nine Months Ended
                        September 30                                     Years Ended December 31,
                     --------------------------------------------------------------------------------------------------------
                            1996               1995               1994            1993            1992            1991
                     --------------------------------------------------------------------------------------------------------
Income (loss)
before income taxes
and after minority
interest               $1,458,129             $77,447         $1,986,488      $1,976,231      $1,225,874        ($307,051)
Add fixed charges:
Interest expense        1,406,073           1,265,227            666,141         599,238         643,023          473,598
Amortization of debt
service                    56,300             100,200            140,600          93,150         185,209           42,839
Rental expense            122,500             163,333            149,667         105,333          46,000
                     --------------------------------------------------------------------------------------------------------
Total fixed charges     1,584,873           1,528,760            956,408         797,721         874,232          516,437
                     --------------------------------------------------------------------------------------------------------
Income (loss) as
adjusted               $3,043,002          $1,606,207         $2,942,896      $2,773,952      $2,100,106         $209,386
                     ========================================================================================================
Fixed charges in
excess of earnings                                                                                               $307,051
                                                                                                              ===============
Ratio of earnings to        1.92                 1.05               3.08            3.48            2.40
fixed charges